DocuSign Envelope ID: 24D22698-6DDC-4B4B-9 F615A209725 axa Global Cloud Communications 8x8 February 15, 2018 Hunter L. Middleton RE: Global Vice President of Product Management Dear Hunter, On behalf of 8x8, Inc., a Delaware corporation ("8x8," or the "Company"), I am pleased to offer you the position of Global President of Product Management beginning Monday March 5, 2018. The terms of your employment relationship with the Company will be as set forth below. l. Position. You will become Global Vice President of Product Management. As such, you will have responsibilities as determined by your manager, which shall be the Company's Chief Product Officer. Your duties and responsibilities are subject to change depending on the needs of the Company. 2. Compensation. a. Base Salary. You will be paid an annualized salary of $300,000, payable in accordance with the Company's standard payroll policies, and subject to required withholding. b. Salary Review. Your base salary will be reviewed as part of the Company's normal salary review process. c. Expenses. You will be reimbursed for all reasonable and necessary business expenses incurred in the performance of your duties as provided in the Company's Employee Handbook. 8x8, Inc. 2125 O'Nel Dr. San Jose, CA 95131 Phone: 408.727.1885 Fax: 408.980.0432

DocuSign Envelope ID: 24D2269B-6DDC-4B4B-9, F615A209725 3. Management Incentive Plan. Subject to approval by the Board of Directors, you will be eligible to participate in the Company's Management Incentive Plan (the "MIP"), with an annual bonus target of 40%. Payments are made under the MIP on a quarterly and annual basis, shortly after the completion of the relevant fiscal period, if minimum Company performance targets and/or individual objectives are met with respect to that fiscal period. Your participation in the MIP would commence on your employment start date, and you would be entitled to a pro rata payment (based on number of days of participation) of any quarterly and annual awards that become payable in respect of the fiscal period during which you begin participating in the MIP. The terms and conditions of the MIP are set forth in Exhibit A. Notwithstanding the foregoing, the Company reserves the right to change the terms of the MIP at any time. 4. Stock Awards. a. Initial Equity Grants: Subject to approval by the Board of Directors, you will receive the following awards of stock-based compensation, with vesting commencing on your start date: i. RSUs (restricted stock units) with respect to 45,864 shares of Common Stock, having a value of approximately $750,000, vesting at a rate of one-fourth (1/4) of the shares on the first, second, third and fourth anniversaries of your start date, subject to your continued employment or other association with the Company; and ii. PSUs (performance stock units) with respect to 12,820 shares of Common Stock (at target), having a value of approximately $250,000, vesting as set forth on Exhibit B attached hereto, and; The awards will be subject to the terms and conditions of the 8x8, Inc. 2017 New Employee Inducement Incentive Plan (the "2017 Plan") and will be documented with award agreements between the Company and you in the Company's standard form (except as modified by the provisions of this offer letter). S. Benefits. The Company will make available to you, standard vacation, medical and dental insurance benefits. The Company will also make available to you a 401(k) Plan. You are eligible for benefits on the first day of your employment. Medical benefits will start on your date of hire and your dental will start on the first day of the month following your date of hire. You will be eligible to participate in the Company's Employee Stock Purchase Plan upon enrollment by February 1" or August 1" of any year. 6. Standard Confidentiality and Inventions Assignment Agreement. Like all Company employees, you will be required to sign the Company's standard Confidential Information and Inventions Assignment Agreement (the "Confidentiality Agreement"), which includes covenants relating to, among other matters, protection of the Company's proprietary and confidential information, assignment of inventions and non-solicitation of Company employees for 12 months following the termination of your employment. Confidential

DocuSign Envelope ID: 24D22698-6DDC-4B4B-9, 5F615A209725 7. Compliance with Obligations to Current and Former Employers. During the course of your employment with 8x8, we expect you to comply with any and all obligations you may have to your then-former employers (including your current employer), including, for example, any prohibitions against the use or disclosure of such employer's confidential information, or the solicitation of its employees. We do not want you to take with you, or use, or disclose during the course of your employment with 8x8, any trade secrets or other confidential information of these other companies. Prior to commencing your employment with 8x8, we expect you to return or destroy any confidential information of your former employers that you may have in your possession or under your control, in accordance with their policies, requirements and instructions. You will not need this information to perform your duties at 8x8, and using such information would violate 8x8 policies. 8x8 is hiring you for your talents, skills, general industry knowledge and expertise. We understand from our discussions with you that working for 8x8 in the role described in this letter will not violate any restrictions against competition or similar covenants to which you may be subject under any arrangement with your current employer, your past employers or any other third parties. If this is incorrect, please do not sign this letter and contact us as soon as possible. We encourage you to consult with a personal attorney if you have any uncertainty in this regard. 8. At-Will Employment: Employee Handbook. You will be an employee-at-will, meaning that either you or the Company may terminate your employment at any time, without notice, for any reason or no reason, without further obligation or liability to either party (except as set forth in the Policy, the Employee Handbook, the Confidentiality Agreement and any other agreement between the Company and you, and except as otherwise required under applicable law). You will receive the Company's Employee Handbook which sets forth many of the Company's key policies and procedures on or around your first day of employment. The Employee Handbook, as in effect from time-to-time, will be a part of the terms of your employment with the Company. 9. No Outside Consulting. You agree to not serve on any board of directors or equivalent governing body for any other organization, or perform any outside consulting work for any other person or organization, while employed full-time at the Company, other than with the advance written approval of the Chief Executive Officer of the Company. 10. Background Check. This offer letter is contingent upon satisfactory results of a background check and reference checks (which you hereby authorize the Company to conduct), and it may be rescinded at any time in the event the background or reference checks fail to meet the reasonable requirements of the Company. In addition, this offer letter is contingent on your demonstrating your right to work in the United State in accordance with applicable law. 11. Expiration Date. You will be deemed to have accepted this offer when the Company receives your signed counterpart to this offer letter. If not accepted, this offer will expire at 5:00pm Pacific Time on February 19, 2018. 12. Start Date. Your new position will become effective no later than March 5, 2018. Congratulations on joining the team! Confidential

DocuSign Envelope ID: 24D2269B-6DDC-4B4B-9. JF615A209725 Sincerely, Vikram Verma Chief Executive Officer ACCEPTED: 5Ci.La. Lente.Middleton D 2/27/2018 [ Attachments: Exhibit A- Management Incentive Plan Exhibit B- PSU Vesting Schedule Confidential

DocuSign Envelope ID: 24D2269B-6DDC-4B4B-9. 5F615A209725 EXHIBIT A Management Incentive Plan [See attached] Confidential

DocuSign Envelope ID: 24D2269B-6DDC-4B4-9. JF615A209725 EXHIBIT B PSU Vesting Schedule PSUs will vest (1) as to 50% of the total number of "on-target" shares, on the second anniversary of the grant date, and (2) as to the remaining 50% of the total number of "on-target" shares, on the third anniversary of the grant date, in each case subject to performance of the Company's Common Stock relative to the Russell 2000 Index during the period from grant date through the applicable vesting date, with 100% (or more) of the applicable tranche vesting if the total shareholder return (TSR) of the Company's Common Stock equals (or exceeds) the TSR of the Russell 2000 Index over the applicable measurement period. The number of PSUs that vest will be increased (or decreased), relative to target, by 2% for each 1% positive (or negative) difference in the TSR of the Company's Common Stock relative to the TSR of the Russell 2000 Index; provided, however, (1) in the event the TSR of the Company's Common Stock is more than 30% lower than the TSR of the Russell 2000 Index for the applicable measurement period, no PSUs of the applicable tranche shall vest, and (2) in no event will the total number of PSUs that vest in the event of a positive difference in the TSR of the Company's Common Stock relative to the TSR of the Russell 2000 Index exceed 200% of the total number of "on-target" PSUs in the applicable tranche. TSR shall be determined on a percentage basis based on the value of a $100 investment in Company Common Stock and the Russell 2000 Index on the grant date, including deemed reinvestment of dividends. Fair market value of Company Common Stock and the Russell 2000 Index on any particular date shall be the 30-day trading average price for the period prior to and through the date of determination. In addition and notwithstanding anything herein to the contrary, all vesting is subject to continued employment or other association with the Company through the end of the applicable measurement period. Confidential

DocuSign Envelope ID: 24D02269B-6DDC-4B4B-9 5F6154209725 Confidential

DocuSign Envelope ID: 24D2269B-6DDC-4B4-9. CF615A209725 8X8, INC. SECOND AMENDED AND RESTATED MANAGEMENT INCENTIVE BONUS PLAN Effective: June 22, 2012 Amended: January 23, 2017 & May 22, 2017 l. PURPOSE The purpose of this Second Amended and Restated Management Incentive Bonus Plan (the "Plan") is to promote the success of 8x8, Inc. (the "Company") by providing financial incentives to eligible Employees (individually a "Participant" and collectively the "Participants") to strive for more effective operation of the Company's business. The Company intends to use this Plan to link the interest of stockholders of the Company and Plan Participants by motivating Participants to focus on profitable revenue growth, product quality, completing individual objectives that support the Company's overall business strategy, to attract and retain Participants' services and to create a variable compensation plan that is competitive with other companies in the Company's market. 2. DEFINITIONS The following definitions shall be applicable throughout the Plan: a. "Annual Period" means the twelve-month period starting April 1 and ending March 31, which corresponds to the Company's fiscal year as of the Effective Date. b. "Award" means, as applicable, (a) the individual right of a Participant to receive payments under this Plan with respect to Annual and Quarter Periods and related benefits, or (b)the amount of cash paid to a Participant under the Plan with respect to an Annual or Quarter Period. c. "Award Determination Date" means the date following the end of each Annual Period and each Quarter Period that the Compensation Committee of the Company's Board of Directors (the "Committee") meets to review individual and Company performance, which shall in any event be no later than 45 days from the end of each Quarter Period and no later than 60 days from the end of each Annual Period. d. "Effective Date" means June 22, 2012. e. "Employee" means any individual, including an officer, who is a full service employee of the Company or any entity in which the Company beneficially owns more than 50% of the outstanding ownership interests entitled to vote for the election of directors or the equivalent managing body of such entity, determined on a worldwide basis. f. "Participant" has the meaning set forth in Section 1 above. g. "Participation Date" means, for each Participant, the date on which the Participant commences participation in the Plan as determined in accordance with Section 4. h. "Quarter Period" means the three-month period representing the Company's fiscal quarter. The quarters begin on April 1°, July 1, October 1", and January 1°,

DocuSign Envelope ID: 24D2269B-6DDC-4B4B-9. 2F615A209725 i. "Term of the Plan" means the period during which the Plan is effective. This period shall begin on the Effective Date and end on a date to be determined in accordance with Section 10 of the Plan. 3. POWERS AND ADMINISTRATION a. Administration by the Committee. Subject to any powers to be exercised by the Company's board of directors, in its discretion, the Committee shall administer the Plan and have such powers and duties as are conferred upon it under this Plan, or any amendments thereto, or by the Board of Directors of the Company. The Committee shall have the authority and complete discretion to (i) prescribe, amend and rescind rules relating to the Plan; (ii) select Participants to receive Awards; (iii) construe and interpret the Plan; (iv) make changes in relation to the Term of the Plan; (v) correct any defect or omission, or reconcile any inconsistency in the Plan; (vi) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award; and (vii) make all other determinations deemed necessary or advisable for the administration of the Plan. b. Committee's Interpretation Final. The Committee's interpretation and construction of any provision of the Plan shall be final and binding on all persons claiming an interest in an Award granted or issued under the Plan. Neither the Committee nor any director shall be liable for any action or determination made in good faith with respect to the Plan. The Company, in accordance with its bylaws, shall indemnify and defend such parties to the fullest extent provided by law and such bylaws. c. Nontransferability of Awards. An award granted a Participant shall not be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise. In the event of the Participant's death, an Award is transferable by the Participant only by will or the laws of descent and distribution. Any attempted assignment, transfer or attachment by any creditor in violation of this Subsection 3(c) shall be null and void. 4. ELIGIBILITY AND PARTICIPATION a. Eligibility. All executive officers of the Company and other Employees deemed eligible by the Committee shall be eligible to participate in the Plan, and the Committee's grant of an Award to an Employee shall be conclusive evidence of the Committee's determination of that Employee's eligibility. A Participant's participation in the Plan shall be deemed to commence effective as of his or her Participation Date. The Participation Date for an eligible Employee will be (a) 90 days from the Employee's date of hire or (b) such other date as the Committee may approve (for example, 90 days from the date of an existing Employee's promotion to a new position). A Participant whose participation in the Plan commences on a date other than on the first day of an Annual Period shall be entitled to receive a pro-rated payment with respect to that Annual Period, based on the number of days the Participant participates in the Plan versus the maximum number of days available for participation during the Annual Period (assuming all other payment conditions are satisfied). For instance, a person hired on April 15" will generally have a Participation Date of July 15, which corresponds to 260 eligible days to participate in the Plan -i.e., from July 15 to March 31". Similarly, a Participant shall be entitled to a pro-rated payment with respect to the Quarter Period during which his or her participation in the Plan commences, based on the number of days of actual participation versus the maximum number of days available during the Quarter Period (assuming all other payment conditions are satisfied). b. Employment Requirement. Participants must be employed with the Company on the Award Determination Date and on the date the Award is to be paid, to be eligible for an Award payment under the Plan. 2

DocuSign Envelope ID: 24D2269B-6D0DC-4B4-9 5F615A209725 c. Participation and Approval. For each Annual Period, the Chief Executive Officer shall present to the Committee a list of recommended Participants employed by the Company or a Company subsidiary at that time together with a recommended target Award for each Participant for the fiscal year, which recommendations may be submitted after the commencement of the current Annual Period. The Committee shall review the Chief Executive Officer's report, make any adjustments the Committee deems necessary, and approve target Awards for the Annual Period. The Committee or the Chief Executive Officer shall communicate to each Participant his or her participation in the Plan and his or her individual objectives and targets. 5. CALCULATION OF AWARDS a. Awards Based on Objectives. i. Awards for the Annual Period shall be based on (A) successful completion of approved individual objectives for such period (as approved at the beginning of the fiscal year), (B) the Company's performance against predetermined metrics (as approved at the beginning of the fiscal year), or (C) some combination of both, as determined by the Committee at the beginning of the relevant fiscal year. ii. Awards for the Quarter Period shall be based on (A) successful completion of approved individual objectives for such period (as approved at the beginning of the fiscal year or the relevant fiscal quarter), (B) the Company's performance against predetermined metrics (as approved at the beginning of the fiscal year or the relevant fiscal quarter), or (C) some combination of both, as determined by the Committee at the beginning of the relevant fiscal year. b. Determination of Award Target. Target amounts for Awards for Participants are determined by competitive market information relevant to the job the individual is performing for the Company, the job function of the individual and the individuals' expected contributions to the Company. The target amounts may be a specified cash amount or a percentage of base pay. 6. PAYMENT All payments are to be made in cash, less applicable federal, state, local and FICA taxes, as soon as practicable after the Award Determination Date, but in all events within 75 days after it. 7. AMENDMENT OF THE PLAN The Committee may, from time to time, terminate, suspend, or discontinue the Plan, in whole or part, or revise or amend it in any respect whatsoever. 8. SOURCE OF FUNDS The Plan is funded by a portion of profits in excess of minimum profit targets set forth annually by the Committee. All awards paid under the Plan are paid from the general assets of the Company and are not liabilities of the Company at any time prior to the time when payment is made. Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. 3

DocuSign Envelope ID: 2402269-6DDC-4B4B-9 2F615A209725 9. RIGHTS AS AN EMPLOYEE The Plan shall not be construed to give any individual the right to remain in the employ of the Company or to affect the right of the Company to terminate such individual's status as an Employee. Participation in the Plan will not affect participation in any other compensatory plan maintained by the Company. 10. EFFECTIVE DATE OF PLAN The Plan is effective on the Effective Date and shall remain in effect until such time as the Committee decides to terminate the Plan. 4